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                                                                   Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements of Electric Fuel Corporation (Form S-3 and Form S-8) of our report dated 02/06/2002 with respect to the financial statements of I.E.S. Electronics Industries U.S.A., Inc. for the year ended December 31, 2001 and our report dated 07/11/2002 with respect to the financial statements of I.E.S. Electronics Industries U.S.A., Inc. for the six months ended June 30, 2002 included in Electric Fuel Corporation's Current Report on Form 8-K/A dated May 8, 2003.


                                      /s/    Cornelius, Stegent & Price, LLP
                                      ----------------------------------------
                                              CORNELIUS, STEGENT & PRICE, LLP



Houston, Texas
May 8, 2003



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